EXHIBIT 11.1   COMPUTATION OF EARNINGS PER SHARE

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                                   (unaudited)


                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                        SEPTEMBER 30,                 SEPTEMBER 30,
                                                ---------------------------   ---------------------------
                                                    1996           1995           1996           1995
                                                ------------   ------------   ------------   ------------
Primary earnings per share:
  Net income (loss) for calculation of
  primary earnings per share                    $     54,230   $ (1,183,421)  $ (4,436,767)  $   (447,784)
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------

Weighted average number of shares outstanding     22,064,713     20,364,070     21,857,357     20,004,200

Dilutive effect of outstanding stock
  options - based upon the Treasury Stock
  Method using average market price (1)            1,524,012
                                                ------------   ------------   ------------   ------------

Weighted average number of shares, as
adjusted, for calculation of primary
earnings per share                                23,588,725     20,364,070     21,857,357     20,004,200
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------

Primary earnings (loss) per share (2)           $        .00   $       (.06)  $       (.20)  $       (.02)
                                                ------------   ------------   ------------   ------------
                                                ------------   ------------   ------------   ------------









-------------------------
(1) Common Stock equivalent shares have not been considered in the calculations for those periods during which the Company incurred net losses because the effect would be antidilutive.

(2) Fully diluted earnings per share computations are not included since they would not materially change results presented on the primary earnings per share basis.


                                     Page 13